Exhibit 10.24

Sylvamo Corporation

RESTRICTED STOCK AND

DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

Effective October 1, 2021

SYLVAMO CORPORATION

RESTRICTED STOCK AND DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

1. Purpose and Effective Date of Plan

This plan shall be known as the Sylvamo Corporation Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (the “Plan”). The purpose of the Plan is to enable Sylvamo Corporation (“Sylvamo”) to attract and retain persons of outstanding competence to serve as non-employee directors of Sylvamo, and to permit such non-employee directors to defer receipt of all or a portion of their annual retainer and committee fees, payable in cash or restricted shares of Sylvamo common stock, for services in 2021 and thereafter.

This Plan is a subplan of the Sylvamo 2021 Incentive Compensation Plan (“ICP”), consisting of a program for the grant of restricted stock or restricted stock units under Article 9 of the ICP and referenced under Section 4.3 of the ICP.

This Plan is a non-funded, non-qualified deferred compensation plan that is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). The Plan is not subject to full protection under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

2. Eligibility

Participation in this Plan is limited to persons who serve as members of the Board of Directors (the “Board”) of Sylvamo and who are not employees of Sylvamo or its subsidiaries (“Participants”). An employee-director who retires from employment with Sylvamo (and its subsidiaries) shall become eligible to participate in this Plan upon his or her re-election as a non-employee director.

3. Equity Compensation

(a) Awards of restricted stock units of Sylvamo are made to each Participant on an annual basis on the day of the Annual Meeting of Shareowners of Sylvamo in an amount equal to: (i) a fixed dollar value determined by the independent members of the Board based on a review of competitive market practices of Sylvamo’s comparator peer group of companies for compensation analysis (the “Compensation Comparator Group”), divided by (ii) the closing market price of common stock of Sylvamo as reported for the New York Stock Exchange Composite Transactions on the last business day immediately preceding the first day of the Performance Year. The fixed dollar value for the annual restricted stock awards shall be set forth on Exhibit A hereto, as approved and changed from time to time by the independent members of the Board.

(b) For purposes of this Plan, a “Performance Year” shall mean the approximate one-year period beginning on the date of the Annual Meeting of Shareowners of Sylvamo for a given year and ending on the last business day immediately preceding the next Annual Meeting of Shareowners of Sylvamo.

(c) A Participant who is elected by the Board to fill a vacancy during a Performance Year shall receive a number of restricted stock units representing a pro rata portion of the number of shares of restricted stock units awarded to non-employee directors for the Performance Year in which such Participant is elected, determined by dividing the number of full months of eligible service during the Performance Year by the number twelve (12).

(d) Each award of restricted stock units under this Plan shall be expressly subject to all of the restrictions, service provisions, and all other terms and conditions set forth in Section 6 of this Plan and the terms and conditions of the ICP, of which this Plan is a subplan. In the event of any actual or alleged conflict between the provisions of the ICP and the provisions of this Plan as it relates to restricted stock units, the provisions of the ICP shall be controlling and determinative.

4. Cash Compensation

(a) Each non-employee director of the Board shall receive an annual cash retainer (“Cash Retainer Fee”) in an amount determined by the independent members of the Board. Each non-employee director who serves as Chair of a standing committee of the Board or as Lead Director, shall receive an additional annual cash retainer (such “Committee Fee” and “Lead Director Fee” shall, together with the Cash Retainer Fee, be referred to as “Cash Compensation”). The amount of the Cash Compensation shall be determined by the independent members of the Board based on a review of competitive market practices of the Sylvamo’s Compensation Comparator Group. The Cash Retainer Fee and Committee Fees shall be set forth on Exhibit A hereto, as approved and changed from time to time by the independent members of the Board.

(b) Each non-employee director of the Board may elect, in the form and manner prescribed by Sylvamo, to receive shares of restricted stock units of Sylvamo in lieu of all or half of his or her Cash Compensation. A non-employee director who elects to receive shares of restricted stock units in lieu of Cash Compensation will receive a number of shares of restricted stock units determined by dividing (A) the sum of (i) the portion of Cash Compensation elected to be received in the form of restricted stock, by (B) the closing market price of common stock of Sylvamo as reported for the New York Stock Exchange Composite Transactions on the last business day immediately preceding the first day of the Performance Year.

5.	Deferral Elections

(a) Prior to the first day of a Performance Year, non-employee directors may elect to defer in the form of deferred stock units (“DSUs”), for either a five (5) or ten (10) year period, of (i) all shares of restricted stock units and/or (ii) all or half of his or her Cash Compensation for services on the Board in the following Performance Year by filing an initial deferral election notice in the manner and form prescribed by Sylvamo (the “Initial Deferral Election Notice”).

(b) Non-employee directors newly elected to the Board may submit an Initial Deferral Election Notice by the 30th day after becoming eligible to participate in the Plan; but such deferral election shall be applicable only with respect to compensation earned after the filing of such Initial Deferral Election Notice.

(c) Notwithstanding the foregoing, an Initial Deferral Election Notice may not be completed during a period when directors and officers of Sylvamo are restricted from trading in shares of Sylvamo common stock, referred to as a “Black-out Period.”

(d) Deferral elections are effective for one Performance Year only and do not carry over from year to year. Participants must submit a new Initial Deferral Election Notice prior to the first day of each Performance Year in order to defer compensation to be earned in the next Performance Year.

(e) An Initial Deferral Election Notice may change the percentage to be deferred only with respect to compensation payable on a prospective basis, and may not change the percentage to be deferred with respect to a prior year’s election.

6. Restrictions, Removal of Restrictions, and Terms and Conditions of Awards of Restricted Stock Units

(a) A Participant shall have the right to receive all dividends or dividend equivalent units and other distributions made with respect to restricted stock units in his or her name.

(b) Restricted stock units may not be sold, assigned, pledged or otherwise transferred by the Participant unless and until all of the restrictions imposed by this Plan have been removed pursuant to the provisions of this Plan.

(c) Restricted stock units awarded under this Plan shall vest and become free of restrictions and non-forfeitable on the earlier of the first anniversary of the date of the award of the restricted stock units or the next annual shareholders meeting. Notwithstanding the foregoing, restricted stock units awarded under this Plan shall vest and become free of restrictions and non-forfeitable upon the occurrence of one of the following events:

(i)	the Participant’s death or disability;

(ii)

mandatory retirement at the end of the calendar year during which the Participant reaches mandatory retirement age, pro rated for the number of months of service for the Performance Year in which retirement occurs; or

(iii)

resignation or failure to stand for re-election with the consent of the Board (which shall mean approval by at least 80% of the directors voting, with the affected director abstaining), or any failure to be reelected after being duly nominated. In the event of a resignation with consent during the first year in which an award is received, the number of shares with respect to which the restrictions shall be removed will be a pro rata portion of shares originally awarded determined by dividing the number of months served during the first year of the award by the number twelve (12).

Termination of service as a director for any reason other than those specified in this Section 7(e), including, without limitation, any involuntary termination effected by Board action, shall result in forfeiture of the restricted stock units.

Mandatory retirement age under this Plan shall have the definition as set forth in the Sylvamo Corporate Governance Guidelines.

(d) In the event of a “change in control” of Sylvamo (as defined below), the Board may accelerate the removal of all restrictions relating to all or an equal portion of the outstanding restricted stock units. Termination of Board service resulting from a change of control will result in immediate lapse of the forfeiture provisions relating to all of the affected director’s restricted stock units. In any situation involving acceleration of the removal of restrictions relating to the awarded restricted stock units upon a change of control, the Board may elect to repurchase such shares at the then fair market price instead of releasing the shares to the Participant owning such shares. For purposes of this Plan, a “change in control” of Sylvamo shall mean a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”); provided that, without limitation, such a change in control shall be deemed to have occurred if (a) any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act other than company benefit plans) except a transaction that is approved by the Board in accordance with the standards set forth under Delaware General Corporation Law is or becomes the beneficial owner, directly or indirectly, of securities of Sylvamo representing 30% or more of the combined voting power of Sylvamo’s then outstanding securities, or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of Sylvamo cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election, by shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

(e) All restricted stock units with respect to which the restrictions are not removed in accordance with the provisions of this Plan shall be forfeited and shall revert to the Treasury of Sylvamo.

(f) All awarded restricted stock units shall remain subject to the Plan’s restrictions prohibiting sales or transfer of such units during the period of time while the Participant continues to serve as a director of Sylvamo,; in addition, the issuance or delivery of any shares may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such restricted stock units, and Sylvamo shall not be obligated to issue or deliver any such restricted stock units if the issuance or delivery thereof shall constitute a violation of any provision of any law or any regulation of any governmental authority or any national securities exchange.

7. Restrictions, Removal of Restrictions, and Terms and Conditions of Awards of Deferred Stock Units

(a) All amounts deferred in the form of DSUs shall be issued pursuant to and shall be subject to the terms and condition of the ICP. In the event of any actual or alleged conflict between the provisions of the ICP and the provisions of this Plan as it relates to DSUs, the provisions of the ICP shall be controlling and determinative. All such DSUs shall be credited to a bookkeeping account on behalf of the Participant. Such account shall be credited with a number of DSUs (calculated to the nearest thousandth of a unit) computed by dividing: (i) the value of the Cash Compensation and restricted stock units deferred for the Performance Year by (ii) the closing market price of common stock of Sylvamo as reported for the New York Stock Exchange Composite Transactions on the last business day immediately preceding the first day of the Performance Year.

(b) DSUs may not be sold, assigned, pledged or otherwise transferred by the Participant. If any such assignment is made, Sylvamo may disregard such assignment and may discharge its obligation hereunder by making payment as though no such assignment had been made.

(c) A Participant has an interest as an unsecured creditor in the cash value represented by the DSUs in his or her account, but has no interests or rights in any common stock of Sylvamo or dividends, and has no right to elect delivery of shares of common stock of Sylvamo.

(d) DSUs shall vest according to the Participant’s deferral election of either five (5) or ten (10) years upon the last day of the applicable Performance Year.

(e) Whenever a dividend is declared on the common stock of Sylvamo, the number of DSUs in the Participant’s account shall be increased by the result of the following calculation:

(i)

the number of DSUs in the Participant’s account multiplied by any cash dividend declared by Sylvamo on a share of its common stock, divided by the closing market price of such common stock on the business day immediately prior to the related dividend payment date as reported for New York Stock Exchange Composite Transactions; and/or

(ii)

the number of DSUs in the Participant’s account on the related dividend payment date multiplied by any stock dividend declared by Sylvamo on a share of its common stock. In the event of any change in the number or kind of outstanding shares of common stock of Sylvamo including a stock split or splits (other than a stock dividend as provided above) an equitable and proportionate adjustment shall be made in the number of RSUs credited to the Participant’s account, as provided in the ICP.

(f) A statement shall be delivered to each Participant in this Plan annually setting forth the amount deferred, the amount of DSUs credited to the Participant’s account, the amount of any payments made during the year, and the closing market price of Sylvamo common stock used for determining the number of DSUs earned and credited through dividend equivalents.

8. Time and Method of Payment of RSUs and DSUs

(a) After a Participant ceases to be a director of Sylvamo (and has incurred a “separation from service” as defined in Section 409A of the Code and applicable regulations), payment of RSUs and/or DSUs shall be made in shares of Sylvamo stock payable in January of the next calendar year following the year in which the Participant terminates service as a director.

9. Amendment or Termination of Plan

Sylvamo reserves the right to amend, modify or terminate this Plan at any time by action of the Board, provided (a) no amendment shall be made more than once every six months, other than to comport with changes in the Code, ERISA, or the rules thereunder; (b) that such action shall not adversely affect any Participant’s rights under the provisions of this Plan with respect to awards of restricted stock or RSUs that were made prior to such action; (c) that such amendment is consistent with Section 409A of the Code and any regulations promulgated thereunder; and (d) that no modification of this Plan shall be made which shall increase the aggregate number of shares available for award under this Plan without the approval of the shareowners of Sylvamo.

10. Source of Funds for Payment of RSUs and DSUs

Any benefit payments to Participants pursuant to the Plan shall be paid from the general assets of Sylvamo. Participants shall have the status of general unsecured creditors of Sylvamo and the Plan constitutes a mere promise by Sylvamo to make benefit payments in the future. Any contract, policy or other asset which Sylvamo may utilize to assure themselves of the funds to provide the benefits under the Plan shall not serve in any way as security for the payment of Plan benefits and Sylvamo shall not be under any obligation whatsoever to purchase or maintain any contract, policy or other asset to provide the benefits payable under the Plan.

11. Administration of Plan

This Plan shall be administered by the Senior Vice President, Chief People Officer of Sylvamo (the “Administrator”). All decisions which are made by the Administrator with respect to interpretation of the terms of the Plan, with respect to the restrictions, terms and conditions of the restricted stock units and deferred stock units, and with respect to any questions or disputes arising under this Plan, shall be final and binding on Sylvamo and the Participants (and their heirs or beneficiaries).

12. Changes in Stock and Adjustment of Number under the Plan

In the event of any stock dividend, split-up, reclassification or other analogous change in capitalization or any distribution (other than regular cash dividends) to holders of Sylvamo’s common stock, the number of units awarded and earned under this Plan, and the aggregate number of shares covered by this Plan shall be equitably and proportionately adjusted by the Administrator to take account of such change, all in accordance with the terms of the ICP.

13. Designation of Beneficiary

A Participant may file with the Administrator a designation of beneficiary or beneficiaries on a form approved by the Administrator (which designation may be changed or revoked by the Participant’s sole action) to receive distribution of all or a designated portion of the Participant’s RSUs and/or DSUs under this Plan upon the death of the Participant. If no beneficiary has been designated or survives the Participant, then the account shall be distributed as directed by the executor or administrator of the Participant’s estate.

EXHIBIT A

NON-EMPLOYEE DIRECTOR COMPENSATION

AS OF OCTOBER 1, 2021

UNDER THE

NON-EMPLOYEE RESTRICTED STOCK AND DEFERRED COMPENSATION PLAN

The following compensation amounts are effective for the Performance Year beginning October 1, 2021, and shall remain in effect for future Performance Years until changed by the independent members of the Board.

Type of Fee	Approved Program (2021-2022)
Board Fees
Cash Retainer	$100,000
Equity Retainer	$125,000
Committee Chair Fees
Audit and Finance Committee Chair	$25,000
Management Development & Compensation Committee Chair	$20,000
Governance Committee Chair	$15,000
Lead Director Fee	$25,000